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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of CMP Media Inc. and subsidiaries on Form S-8 (File Nos. 333-39261 and 333-39263) of our report dated February 9, 1998, on our audits of the consolidated financial statements and financial statement schedule of CMP Media Inc. and subsidiaries as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
March 23, 1998.

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